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                                                      Registration No. 33-80019
                                                      Filed Under Rule 424(b)(3)



                             UNAPIX ENTERTAINMENT, INC.

                        SUPPLEMENT NO. 4 DATED JUNE 29, 1998
                       TO PROSPECTUS DATED FEBRUARY 16, 1996
                     AS PREVIOUSLY SUPPLEMENTED BY SUPPLEMENTS
                    DATED OCTOBER 31, 1996, AUGUST 1, 1996 AND
                                    MAY 15, 1996


     During June 1998 all of the Company's Class B Redeemable Warrants ("Class B Warrants") were exercised. Each Class B Warrant entitled the holder to purchase 1.05 shares of the Company's common stock, $.01 par value per share ("Common Stock"), for a price of $4.50. An aggregate of 1,343,968 Class B Warrants were exercised. After giving effect to the exercise of the Class B Warrants, the Company has approximately 7,500,000 shares of Common Stock outstanding.

     Terms used herein and not otherwise defined shall have the meaning ascribed thereto in the Prospectus.